EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
BPZ Resources, Inc.
Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No.  333-170999, 333-162615, 333-126934, 333-153427 and 333-158337) and Form S-8 (No. 333-177464, 333-169209, 333-147461, 333-126388, and 333-147462) of BPZ Resources, Inc. and Subsidiaries of our report dated March 31, 2010, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ Johnson Miller & Co., CPA’s PC
Midland, Texas

March 14, 2012